SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

April 21, 2005

(Date of Report)

April 19, 2005

(Date of Earliest Event Reported)

US Wireless Online, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	333-61424 Commission File Number	82-0505220 (IRS Employer I.D. No.)

500 West Jefferson Street, Suite 2350

Louisville,  KY  40202

(Address of Principal Executive Offices)

(502) 891-4476

(Registrant's Telephone Number)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 15, 2005, in an arms length transaction not involving any affiliates or related parties, US Wireless Online, Inc. (“USWL”) completed the acquisition of VoIPWorks, LLC, (“VPW”) an Ohio limited liability company, as a wholly-owned subsidiary in exchange for $10,000 cash plus restricted shares of  USWL common stock, par value $0.001 per share, in an amount of shares equal to $80,000.  The stock value is to be determined by the average closing price of USWL for the five trading days prior to the Closing, but not less than $0.20 per share or greater than $0.40 per share.

VPW specializes in implementing voice and data technology solutions by utilizing strategic partners to provide its clientele with optimal equipment and service upgrades. Its experienced data and telecommunications professionals assist clients in evaluating the cost effectiveness, security, and reliability of their current telecom and data networks with available alternatives within their respective industries and/or markets.  VPW has been instrumental in the introduction of hosted VoIP solutions throughout the Midwest.  VPW’s services include: VoIPWorks Data & Telecommunications Audits, LAN Readiness Assessments, IPPBX, and IP VPN services that replace existing VPN or Frame Relay Networks.

ITEM 8.01. OTHER EVENTS

U.S. Wireless Online, Inc. issued a press release on Thursday, April 21, 2005, to announce the completion of the acquisition of VoIPWorks, LLC as a wholly-owned subsidiary.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial statements of businesses acquired.

None of the conditions of Item 310 paragraph (c)(2) of Regulation S-B exceed 20%, thus financial statements for the business acquired are not required.

          (b)  Pro forma financial information.

None of the conditions of Item 310 paragraph (c)(2) of Regulation S-B exceed 20%, thus pro forma financial information is not required.

Exhibits.

10.1

Acquisition Agreement between US Wireless Online, Inc. and VoIPWorks, LLC dated April 15, 2005.

99.1

Press Release regarding acquisition of VoIPWorks, LLC dated April 21, 2005.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

US WIRELESS ONLINE, INC.

DATE:  April 21, 2005

By: /s/ Rick Hughes

Rick Hughes

President and Chief Executive Officer

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